THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11
                                   (UNAUDITED)

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
                                                                THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                     JUNE 30,                                 JUNE 30,
                                                   ---------------------------------------     -------------------------------------

                                                         1996                  1995                 1996                 1995
                                                   ------------------    ------------------    ----------------     ----------------
Common shares outstanding beginning of period              7,737,095             7,703,024           7,735,745            7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                            37,699                 3,846              19,952               11,989
  Employee stock options outstanding                         257,469               387,337             281,069              385,191
                                                   ------------------    ------------------    ----------------     ----------------

Primary                                                    8,032,263             8,094,207           8,036,766            8,088,704
                                                   ==================    ==================    ================     ================



Common shares outstanding beginning of period              7,737,095             7,703,024           7,735,745            7,691,524

Effect of Weighting Shares:
  Employee stock options exercised                            37,699                 3,846              19,952               11,989
  Employee stock options outstanding                         257,469               400,853             281,070              397,858
                                                   ------------------    ------------------    ----------------     ----------------

Fully diluted                                              8,032,263             8,107,723           8,036,767            8,101,371
                                                   ==================    ==================    ================     ================


Net income                                       $           170,000   $         2,819,000   $         892,000    $       6,133,000
                                                   ==================    ==================    ================     ================



NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income per share

  Primary                                        $              0.02   $              0.35   $            0.11    $            0.76
                                                   ==================    ==================    ================     ================
  Fully diluted                                  $              0.02   $              0.35   $            0.11    $            0.76
                                                   ==================    ==================    ================     ================

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